UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2016 (September 19, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

At a final settlement hearing on September 19, 2016, the Court of Chancery of the State of Delaware approved a settlement of the derivative and class action case captioned Kastis, et al. v. Carter, et al and awarded the plaintiffs’ counsel $1.25 million in attorneys’ fees. No Company funds were used to pay the settlement or attorneys’ fees award; the settlement was funded by Hemispherx’s insurance companies which paid to Hemispherx $3.5 million in settlement of several policy disputes, in part related to this claim, that were in policy mediation. The final settlement does not constitute any admission of fault or wrongdoing by Hemispherx or any of the individual defendants.

On September 22, 2016, the Company issued a press release regarding this settlement. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 22, 2016.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

September 23, 2016	By:	/s/ Thomas K. Equels
Thomas K. Equels, President